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EXHIBIT 21

SUBSIDIARIES OF OWENS-ILLINOIS GROUP, INC.

        Owens-Illinois Group, Inc. had the following subsidiaries at December 31, 2004 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
OI Health Care Holding Corp	Delaware
OI General Finance Inc.	Delaware
OI Plastic Products FTS Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty, Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures Inc.	Delaware
Owens-Illinois Healthcare Packaging Inc.	Delaware
Specialty Packaging Licensing Company	Delaware
Owens-Illinois Closures de Mexico, S. de R.L. de C.V.	Mexico
Owens-Illinois Closure Inc.	Delaware
Product Design & Engineering, Inc.	Minnesota
OI Brazil Closure Inc.	Delaware
Owens-Illinois Participacoes Ltda.	Brazil
Owens-Illinois Plasicos do Brasil Ltda.	Brazil
Specialty Packaging Products de Mexico, S.A. de C.V.	Mexico
Owens-Illinois Prescription Products Inc.	Delaware
OI Medical Inc.	Delaware
OI General FTS Inc.	Delaware
Sovereign Air, LLC	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
OI AID STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
OI Holding Company, Inc.	Ohio
Universal Materials, Inc.	Ohio
OI Advisors, Inc.	Delaware
OI Securities Inc.	Delaware
OI Transfer Inc.	Delaware
Maumee Air Associates Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corp.	Pennsylvania
Owens-Brockway Glass Container Trading Co.	Delaware
Brockway Research, Inc.	Delaware
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
OI Domestic Holdings Inc.	Delaware
Overseas Finance Co.	Delaware
SeaGate, Inc.	Ohio
SeaGate II Inc.	Delaware
SeaGate III Inc.	Delaware
OI Consol STS Inc.	Delaware

Name	State/Country of Incorporation or Organization
OIB Produvisa Inc.	Delaware
OI California Containers Inc.	Delaware
OB Cal South Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
OI Europe & Asia Inc.	Delaware
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI Thailand Inc.	Delaware
OI Pacific (Machinery and Distribution) Limited	Thailand
OI International Holdings Inc.	Delaware
OI Global C.V.	Netherlands
OI Hungary LLC	Delaware
United Hungarian Glass Containers Kft.	Hungary
Owens-Illinois Plastics Kft	Hungary
OI Ecuador LLC	Delaware
Cristaleria del Ecuador, S. A.	Ecuador
Owens-Illinois (Australia) Pty. Ltd.	Australia
ACI Packaging Services Pty. Ltd.	Australia
ACI Technical Services Pty. Ltd.	Australia
ACI Operations Pty. Ltd.	Australia
ACI Plastics Packaging (Thailand) Ltd.	Thailand
Australian Consolidated Industries Pty. Ltd.	Australia
ACI International Pty. Ltd.	Australia
OI Andover Group Inc.	Delaware
The Andover Group Inc.	Delaware
Owens-Illinois Specialty Products Puerto Rico Inc.	New Jersey
ACI Glass Packaging Penrith Pty. Ltd.	Australia
PT Kangar Consolidated Industries	Indonesia
ACI India LLC	Delaware
Owens-Illinois (NZ) Ltd.	New Zealand
ACI Operations NZ Ltd.	New Zealand
OI China LLC	Delaware
Wuhan Owens Glass
Container Company Ltd.	China
Owens-Illinois (HK) Ltd.	Hong Kong
ACI Guangdong Ltd.	Hong Kong
ACI Guangdong Glass Company Ltd.	China
ACI Shanghai Ltd.	Hong Kong
ACI Shanghai Glass Company Ltd.	China
ACI Tianjin Ltd.	Hong Kong
ACI Tianjin Mould Company Ltd.	China
Owen s-Illinois Services H.K. Ltd.	Hong Kong
ACI Beijing Ltd.	Hong Kong
ACI Finance Pty. Ltd.	Australia
OI European Group B.V.	Netherlands
OI Europe (Machinery and Distribution) Limited	United Kingdom
Closure & Packaging Services, Ltd.	Guernsey
Closure & Packaging Services (U.K.) Ltd.	United Kingdom

Name	State/Country of Incorporation or Organization
Closure & Packaging Services (Antilles) N.V.	Netherlands Antilles
Closure & Packaging
Services (Netherlands) B.V.	Netherlands
UGG Holdings Ltd.	United Kingdom
OI Overseas Management Company LLC	Delaware
United Glass Group Ltd.	United Kingdom
British Glass Recycling Company Limited	United Kingdom
United Glass, Limited	United Kingdom
U.G. Leasing Limited	United Kingdom
United Glass Properties Limited	United Kingdom
Key Glassworks Limited	United Kingdom
OI Glass Holdings B.V.	Netherlands
Owens-Illinois Kft	Hungary
OI Italia S.r.l.	Italy
Sonator Investments B.V.	Netherlands
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owen s-Illinois Peru S. A.	Peru
Owen s-Illinois Polska S. A.	Poland
Zanotti Vetro S.p.a.	Italy
AVIR S.p.A.	Italy
Avirunion, a.s.	Czech Republic
Corsico Vetro S.r.l.	Italy
San Domenico Vetraria S.r.l.	Italy
Trasve S.r.l.	Italy
Avir France	France
OI Europe SAS	France
BSN Glasspack	France
BSN Glasspack Espana	Spain
VG Holdings B.V.	Netherlands
BSN Financing Co. S.A.	Netherlands
BSN Glasspack N.V.	Netherlands
Veglarec B.V.	Netherlands
BSN Glasspack Treasury S.A.	Luxembourg
BSN Glasspack RE	Luxembourg
BSN Glasspack Services	France
BSN Glasspack Finance	France
VMC	France
Verd ome Exploitation	France
Sefi pal	France
BSN Distr. CO	France
BSN Distr. SE	France
Atlantique Emballage	France
SCI Le Mourtis	France
Fiaver	France
Prover	France
Renfort	France
BSN Glasspack Beteiligungs & Verwaltungs GmbH	Germany

Name	State/Country of Incorporation or Organization
BSN Glasspack Verwalthung GmbH	Germany
BSN Glasspack GmbH & Co. KG	Germany
Gebruder Stoevesandt
Vertriebsgellschaft GmbH	Germany
BSN Glasspack Obligation	France
Owens-Illinois International B. V.	Netherlands
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Owens-Illinois Plastics PTE, Ltd.	Singapore
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia
Cristar S.A.	Colombia
Vidrieria Fenicia	Colombia
Industria de Materias Primas S.A.	Colombia
Sao Raimundo Administracao, Participacoes
e Representacoes, Limitada	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
Owens-Illinois do Brasil S.A.	Brazil
Cisper da Amazonia S.A.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
CIA Inversionies Gevir S.A.	Uraguay
Barev Holding S.A.	Uraguay
LLC Novgorod Steklo	Russia
OI Finnish Holdings Oy	Finland
Karhulan Lasi Oy	Finland
UAB Karhulan Lasi Oy	Lithuania
A/S Jarvakandi Klaas	Estonia

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SUBSIDIARIES OF OWENS-ILLINOIS GROUP, INC.